United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 30, 2024

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 29, 2023, the shareholders of Pineapple Energy Inc. (the “Company”) approved an amendment to the Company’s Third Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to increase the number of authorized shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), to a total of 112,500,000 shares (the “Amendment”). The Amendment became effective on January 30, 2024 upon filing of Articles of Amendment to the Articles of Incorporation (the “Articles of Amendment”) with the Secretary of State of the State of Minnesota.

A copy of the Articles of Amendment as filed with the Secretary of State of the State of Minnesota is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Company’s Fourth Amended and Restated Articles of Incorporation reflecting the Amendment is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Articles of Amendment to the Third Amended and Restated Articles of Incorporation, dated January 30, 2024
3.2	Fourth Amended and Restated Articles of Incorporation, as amended through January 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC.

	By:	/s/ Kyle J. Udseth
Kyle J. Udseth, Chief Executive Officer

Date: February 5, 2024